A.M. CASTLE & CO. 8-K

Exhibit 99.1

A. M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

-At ALPHA IR-

Analyst Contact

Chris Donovan or Chris Hodges

(312) 445-2870

Email: CAS@alpha-ir.com

Traded: NYSE (CAS)

A.M. CASTLE & CO. RECEIVES NOTICE REGARDING NYSE CONTINUED LISTING STANDARDS

OAK BROOK, IL, OCTOBER 25, 2016 - A. M. Castle & Co. (NYSE: CAS) (the “Company” or “Castle”), a global distributor of specialty metal and supply chain solutions, today announced that on October 19, 2016, the Company received written notice from the New York Stock Exchange (the “NYSE”) that it is not in compliance with the continued listing standards set forth in Section 802.01C of the NYSE Listed Company Manual (the “Notice”). The Company is considered below criteria established by the NYSE for continued listing because the average closing price of its common stock was less than $1.00 over a consecutive 30 trading-day period.

In accordance with applicable NYSE procedures, the Company notified the NYSE on October 25, 2016, of its intention to cure this noncompliance. In accordance with the NYSE rules, the Company has six months from the date of receipt of the Notice to achieve compliance with the continued listing standards of Section 802.01C. The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month.

As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on January 25, 2016, the Company received written notice from the NYSE that it is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s average market capitalization had been less than $50 million over a consecutive 30 trading-day period, and at the same time its last reported stockholders’ equity was below $50 million. The Company is currently implementing its plan to return to conformity with the relevant standards required in Section 802.01B within the 18-month period allowed by the NYSE.

The Company is actively monitoring the price of its common stock and will consider available options to resolve the deficiency and achieve compliance with Rule 802.01C. The Company’s common stock will continue to be listed and traded on the NYSE during the cure period, subject to compliance with the NYSE’s other applicable continued listing standards.

About A. M. Castle & Co.

Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, construction equipment, and retail sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 21 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Cautionary Statements Regarding Forward-Looking Information

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from our facility closures and organizational changes. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives and refinancing activities, the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, our ability to successfully complete the remaining steps in our deleveraging plan, and the impact of our substantial level of indebtedness, as well as including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.